EXHIBIT II
                       DEMAND LOAN AND PLEDGE AGREEMENT

      This DEMAND LOAN AND PLEDGE AGREEMENT ("Agreement") is entered into as of March 5, 1997, between TINICUM INVESTORS (the "Borrower") and CITIBANK, N.A. (the "Lender").

                                   ARTICLE I
                                  DEFINITIONS

      1.1 Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require. The following terms shall have the following meanings:

      "Ancillary Documents" means the Demand Note, power of attorney, each of the Guaranties and any other documents, instruments, agreements or certificates executed and delivered by the Borrower or any of the Guarantors in connection with the transactions contemplated by this Agreement.

      "Base Rate" means a fluctuating interest rate per annum which shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank, N.A. (referred to in this definition as the "Bank") in New York, New York, from time to time, as the Bank's base rate; or (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or if any such day is not a Business Day (as defined below), on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Bank from three New York certificate of deposit dealers of recognized standing selected by the Bank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Bank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by the Bank for determining the then current annual assessment payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Bank in the United States; minus, in the case of (a) or (b), 1%.

      "Base Rate Loan" means any Loan bearing interest at the Base Rate.

      "Borrowing" means each borrowing of a Loan pursuant to a Notice of Borrowing having the same Interest Period.

      "Business Day" means any day, excluding (i) Saturday, and Sunday;
(ii) any day on which commercial banks in New York City, New York are authorized or required by law or other governmental action to close; (iii) any day on which the New York Stock Exchange is closed; and, so long as the Loan shall bear interest at the LIBOR Rate, (iv) any day on which commercial banks are not open for international business (including dealings in U.S. dollar deposits) in the London interbank market.

      "Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as now or hereafter in effect, or any successor thereto.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

      "Current Market Value" means, as of any day and with respect to any number of shares of common stock of a specified class issued by any Issuer (other than an Issuer the common stock of which is not publicly traded), a dollar amount, as determined by the Lender in accordance with the terms of this Agreement, equal to the product of (i) the price quoted on the NASDAQ National Market System, or, if not so listed, on such national securities exchange on which such shares are listed for trading, for a share of the applicable class of common stock issued by such Issuer as of the close of the Business Day immediately preceding such day times (ii) such number of shares. Securities issued by issuers the equity securities of which are not listed for trading on a national securities exchange or the NASDAQ shall be deemed to have no Current Market Value.

      "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations as lessee which are or should be capitalized in accordance with GAAP, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i), (ii) and (iii) above.

      "Demand Note" means the Borrower's promissory note issued hereunder in the maximum principal amount of $10,000,000.

      "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the rate per annum at which deposits in U.S. dollars are offered by the London office of the Lender to leading banks in the London Interbank Market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Principal Balance and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for each Interest Period shall be determined by the Lender two Business Days before the first day of such interest Period.

      "Eurodollar Rate Reserve Percentage" means, for any Interest Period, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on the Loan is determined) having a term equal to such Interest Period.

      "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

      "Guarantor" means each of Derald H. Ruttenberg, Eric M. Ruttenberg, John C. Ruttenberg, Hattie Ruttenberg and Katherine T. Ruttenberg; referred to collectively, together with another Guarantor, as the "Guarantors."

      "Guaranty" means the Guaranty dated the date hereof and made by one of the Guarantors, as amended, modified, supplemented or extended from time to time; referred to collectively, with another Guaranty or other
Guaranties, as the "Guaranties."

      "Interest Period" means any one-month or any consecutive two-, three-, six-, nine- or twelve-month period, such periods to be determined at the option of the Borrower in accordance with the provisions hereof, the first of which Interest Periods shall commence on the first day of a Borrowing hereunder and shall end on such day in the immediately following calendar month or the second, third, sixth, ninth or twelfth next following calendar month, as the case may be, as determined at the option of the Borrower in accordance with the provisions hereof; provided, however, that
(i) in the case of a Base Rate Loan, all Interest Periods will be one month; (ii) if such date shall not be a Business Day, the Interest Period shall be extended to the next succeeding Business Day, unless, so long as the Loan shall bear interest at the LIBOR Rate, such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which event the last day of such Interest Period shall occur on the next preceding Business Day; (iii) if the Borrower shall fail to timely elect an interest period as contemplated hereby, the next succeeding interest Period shall be the period determined in accordance with Section 2.3.1; (iv) if the first day of an Interest Period is the last Business Day of a calendar month, the last day of such Interest Period will be the last Business Day of the calendar month one, two, three, six, nine or twelve months later, depending on the length of the interest Period selected; and (v) all Interest Periods will expire upon the Lender's demand for payment of amounts due on the Demand Note, or otherwise upon acceleration of the Demand Note.

      "Issuer" means any Person that has issued shares of common stock constituting part of the Pledged Collateral; referred collectively, together with another Issuer, as the "Issuers," and listed on schedule 1 hereto.

      "Lender" means Citibank, N.A.

      "Liabilities" means all of the obligations, liabilities, covenants and duties of the Borrower to the Lender, whether under the Demand Note, this Agreement, any of the Ancillary Documents, or otherwise, including, without limitation, any obligations arising out of or relating to any interest rate swap or other hedging arrangement, any extension, renewal or modification of any thereof, or under any other agreement, liability or obligation, whether contingent or matured, direct or indirect, now existing or hereafter arising of the Borrower to the Lender.

      "LIBOR Loan" means any Loan bearing interest at the LIBOR Rate.

      "LIBOR Rate" applicable to a particular Interest Period means a rate per annum equal to the Eurodollar Rate applicable to such particular Interest Period, plus 2% per annum.

      "Loan" means any loan made to the Borrower pursuant to Section 2.1.1 hereof,

      "Notice of Borrowing" has meaning given to such term in Section 2.2.1.

      "Partnership Agreement" means the Borrower' s agreement of partnership dated December 31, 1994.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "Plan" means any employee pension or other benefit plan which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) established or maintained by the Borrower or any member of the Controlled Group or (ii) established or maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

      "Pledged 144 Shares" means Pledged Shares (i) issued by an Issuer of which the Borrower or any of the Guarantors is at any date of determination, or was within the 90 days preceding a date of determination, an "affiliate" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission -under the Securities Act of 1933, as amended, or
(ii) which are "restricted securities" within the meaning of such Rule.

      "Pledged Shares" means the shares of common stock of Issuers described on Schedule 1 hereto and pledged to the Lender hereunder.

      "Principal Balance" shall mean the outstanding principal balance of the Demand Note from time to time.

      "Re-Set Date" means the first day of each Interest Period.

      "Roll Over Date" applicable to a particular interest Period means the last day of such Interest Period.

      1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all records shall be maintained in accordance with GAAP.

      1.3 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, exhibit and like references are to this Agreement unless otherwise specified. Any reference in this Agreement to any statute or regulation or provision thereof shall be deemed to be a reference to such statute, regulation or provision, as amended from time to time, and to any successor statute, regulation or provision.

                                  ARTICLE II
                                   THE LOAN

      2.1   No Commitment; Principal Amounts of Borrowings; Fees.

      2.1.1 No Commitment. Lender has made no commitment, and does not hereby make any commitment, to advance funds to Borrower hereunder or under the Demand Note nor to forebear from demanding payment under the Demand Note. Lender may demand payment under the Demand Note at any time, for any reason or for no reason, and, in any such event, Borrower will make payment of all amounts due under the Demand Note and hereunder in accordance with the terms hereof and thereof. The Loans made pursuant hereto by the Lender shall, at the option of the Borrower, be either Base Rate Loans or LIBOR Loans, but the Loans made pursuant to a single Borrowing must bear interest at either the Base Rate or the LIBOR Rate. In no event may the aggregate principal amount of Loans outstanding at any time exceed $10,000,000. There may be more than one Borrowing on any day. Within the foregoing limits and subject to satisfaction of the conditions set forth in this Agreement and subject at all times to Lender's right in its sole and absolute discretion to not make any advance hereunder or to demand payment of amounts due under the Demand Note and hereunder, the Borrower may borrow, repay and reborrow pursuant to the terms set forth in this Article II.

      2.1.2 Principal Amounts of Borrowings. The aggregate principal amount of each Borrowing hereunder shall be not less than (i) for LIBOR Loans, $300,000, and in integral multiples of $100,000, and (ii) for Base Rate Loans, $50,000, and in integral multiples of $50,000. No more than ten Borrowings shall be outstanding at any one time and the minimum amount of Borrowings that may be outstanding at any one time shall be $100,000.

      2.1.3 Fees. The Borrower shall pay to the Lender custody fees for the period commencing on the date of this Agreement to and including the date all amounts due hereunder are paid in full computed at an annual rate of
 .05% on the average aggregate fair market value of the Pledged Securities held by the Lender hereunder and under any of the Guaranties, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing March 31, 1997. Fees payable hereunder may not be refunded.

      2.2   Borrowings; Demand Note; Interest, Payment Dates, Default Rate.

      2.2.1 Borrowings. (a) Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Lender (i) in the case of a Base Rate Loan, prior to 10:00 A.M. (New York City time) on the date of the requested Borrowing, written notice of each Base Rate Loan, and (ii) in the case of a LIBOR Loan, at least five Business Days' prior written notice of each LIBOR Loan to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall be irrevocable and specify the aggregate principal amount of the Loan to be made pursuant to such Borrowing, the anticipated use of proceeds of such Borrowing, the aggregate amount of Loans to be outstanding on the date of Borrowing, the date of Borrowing (which shall be a Business
Day), whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or LIBOR Loans and (in the case of LIBOR Loans) the Interest Period to be applicable thereto. Each such Notice of Borrowing shall be substantially in the form of Exhibit 2.2 hereto.

            (b) without in any way limiting the Borrower's obligation to provide written notice, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from the Borrower prior to receipt of a written confirmation. In each such case, the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephonic notice.

      2.2.2 Demand Note. The Borrower's obligation to pay the principal of and interest on the Loans made by the Lender shall be evidenced by the Demand Note. The date, amount, whether the Loan is a Base Rate Loan or a LIBOR Loan and, in case of a LIBOR Loan, the interest Period with respect to the making or payment of each Loan made by the Lender shall be recorded on the schedule (or continuation thereof) attached to the Demand Note. The failure to record, or any error in recording, any Loan or repayment on such schedule (or continuation thereof) shall not, however, affect the obligations of the Borrower hereunder or under any Demand Note to repay the principal amount of the applicable Loans, together with all interest accruing thereon or any other amount due and payable hereunder. Each such schedule (or continuation thereof) as maintained by a Bank shall constitute prima facie evidence of the outstanding amount of Loans evidenced thereby.

      2.2.3 Interest, Payment Dates, Default Rate. The Borrower agrees to pay interest in respect of the unpaid principal amount of any Loan from the date thereof until payment in full of all amounts due on the Demand Note and hereunder (whether by voluntary payment, upon demand or otherwise) at
(i) in the case of a Base Rate Loan, a fluctuating rate per annum which shall be equal to the Base Rate in effect from time to time, and (ii) in the case of each LIBOR Loan, at a rate per annum which shall be equal to the LIBOR Rate applicable to such Borrowing. Payments of interest on the Loan will be due and payable on each of the following dates; (i) the last day of each calendar month, unless such day shall not be a Business Day, in which event such payment shall be due and payable on the next succeeding Business Day, and (ii) upon payment of any portion of the Principal Balance, and (iii) for any LIBOR Loan, on each Roll Over Date. Any amount of principal not paid when demanded hereunder and, to the extent permitted by law, any payment of interest not paid when due hereunder, will bear interest, payable on demand, until such amount is paid in full, at a rate per annum equal to 4% in excess of the rate otherwise applicable hereunder, but in no event in excess of the legally maximum rate.

      2.3   Roll Over at Lender's Option in Absence of Notice; Notice of
LIBOR Rate.

      2.3.1 Roll Over at Lender's Option in Absence of Notice. Upon each Re-Set Date, unless Lender shall in its sole and absolute discretion demand repayment of the Principal Balance then outstanding, the portion of the Principal Balance then coming due shall automatically roll over for an additional Interest Period having the same length as the expiring Interest Period unless (i) Borrower has timely given a Notice of Borrowing pursuant to Section 2.2.1 and (ii) Lender has elected in its sole and absolute discretion to make the borrowing requested by such Notice of Borrowing; provided, however, that if the conditions precedent to the making or maintenance of a LIBOR Loan have not been met, the Loan will automatically be converted to a Base Rate Loan.

      2.3.2 Notice of LIBOR Rate. The Lender shall, as soon as practicable after 9:00 a.m. (New York City time) two Business Days prior to the commencement of a particular Interest Period, determine the LIBOR Rate which will be in affect during such Interest Period and, upon request of the Borrower, inform the Borrower of the LIBOR Rate so determined (which determination shall be conclusive and binding upon the Borrower absent manifest error). Except as otherwise specifically provided to the contrary, the entire Principal Balance shall bear interest at the LIBOR Rate so determined from and including the first day of such particular Interest Period to, but not including, the Roll Over Date of such Interest Period.

      2.4 Unavailability of LIBOR Rate; Change in Law; After Conversion to a Base Rate.

      2.4.1 Unavailability of LIBOR Rate. If on the day occurring two Business Days prior to the commencement of any Interest Period, the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that U.S. dollar deposits in an amount approximately equal to the Principal Balance are not generally available at such time in the London Interbank Market, or reasonable means do not exist for ascertaining a LIBOR Rate for such particular Interest Period, the Lender shall so notify the Borrower and the interest rate applicable to the entire Principal Balance shall automatically remain at or convert to the Base Rate as of the next occurring Roll Over Date.

      2.4.2 Change in Law. If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to make or maintain a LIBOR Rate with respect to the Principal Balance or any portion thereof or to fund the Principal Balance or any portion thereof at a LIBOR Rate in the London Interbank Market or to give effect to its obligations as contemplated hereby, then, upon notice by the Lender to the Borrower, the interest rate applicable to the entire Principal Balance shall either remain at or be automatically converted to the Base Rate, it being agreed that any notice given by the Lender to the Borrower pursuant to this sentence shall be effective on the last day of the then existing Interest Period.

      2.4.3 After Conversion to Base Rate. After a conversion of the interest rate on the Loan to the Base Rate as contemplated in Section 2.4.1 or 2.4.2, the Base Rate shall remain in effect with respect to the entire Principal Balance thereafter unless and until the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to the Principal Balance shall, at the option of the Borrower (exercised in accordance with the provisions hereof), be converted to a LIBOR Rate determined in the manner set forth herein.

      2.5   Additional Costs.

      2.5.1 Increased Costs. The Borrower recognizes that the cost to the Lender of making or maintaining a LIBOR Rate with respect to the Principal Balance or any portion thereof may fluctuate and the Borrower agrees to pay the Lender an additional amount or amounts as the Lender shall reasonably determine will compensate the Lender for additional costs incurred by the Lender in maintaining a LIBOR Rate on the Principal Balance or any portion thereof as a result of:

                  (i) the imposition after the date hereof, or changes after the date hereof in the reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation D from time to time. If the Principal Balance is bearing interest at a LIBOR Rate, such indebtedness shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation D, and such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of, or credit for, prorations, exceptions or offsets that may be available to the Lender from time to time under such Regulation D, and irrespective of whether the Lender actually maintains all or any portion of such reserve; or

                  (ii) any change, after the date hereof, in applicable law, rule or regulation or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation or payments to the Lender of the Principal Balance or interest on the Principal Balance or any portion thereof or any other fees or amounts payable hereunder (other than taxes imposed on all or any portion of the overall net income of the Lender by the State of New York or the Federal government or by any political subdivision or taxing authority of the State of New York or the Federal government), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by the Lender on the London Interbank Market, so long as the Loan bears interest at the LIBOR Rate, or any other condition resulting from any change, after the date hereof, in applicable law, rule or regulation or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with interpretation or administration thereof, affecting the Loan or the Principal Balance so as to increase the cost to the Lender of making or maintaining the Loan with respect to the Principal Balance or any portion thereof or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), by an amount deemed by the Lender in good faith to be material, but without duplication for payments required under subparagraph (i) above.

      2.5.2 Capital Adequacy. If after the date hereof, the Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in any of the foregoing by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of the Lender's obligations with respect to the Loan, to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall pay to the Lender such additional amount or amounts as will compensate for such reduction.

      2.5.3 Payment of Additional Costs. Any amount or amounts payable by the Borrower to the Lender pursuant to Section 2.5.1 or 2.5.2 shall be paid by the Borrower to the Lender within ten days of receipt by the Borrower from the Lender of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon the Borrower absent manifest error. Failure on the part of the Lender to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of the Lender's right to demand compensation for any increased costs incurred during any such Interest Period or in any other subsequent or prior Interest Period.

      2.6   Indemnification; Prepayment.

      2.6.1 Indemnification. The Borrower shall indemnify the Lender against any loss or expense that the Lender may sustain or incur as a consequence of any default by the Borrower in the payment of any portion of the Principal Balance, or any part thereof or interest accrued thereon, as and when due and payable, or the occurrence of any Event of Default hereunder, including, but not limited to, any loss or expense sustained or incurred by the Lender in liquidating or reemploying deposits from third parties acquired to affect or maintain a LIBOR Rate with respect to all or any portion of the Principal Balance. The Lender shall provide to the Borrower a statement explaining the amount of any such loss or expense, which statement shall be conclusive and binding upon the Borrower absent manifest error.

      2.6.2 Prepayment. (i) The Loan is subject to payment upon demand made at any time in the sole and absolute discretion of the Lender, to automatic acceleration without demand in certain events, to mandatory partial repayments in certain events and, upon compliance with the provisions of this paragraph, to voluntary prepayment in whole or in part at election of the Borrower from time to time. At any payment of Principal Balance as a result of demand, acceleration, mandatory repayment or voluntary prepayment is referred to in this paragraph as a "Prepayment."

                  (ii) No Prepayment Premium shall be payable on any Prepayment (A) if such Prepayment occurs on a Roll Over Date; or (B) of a Base Rate Loan; or (C) the Prepayment is made upon a demand for payment by the Lender in the absence of the occurrence of any Event of Default. If such Prepayment does not occur on a Roll Over Date, the Borrower shall pay to the Lender contemporaneously with such Prepayment a Prepayment premium equal to the portion of the Principal Balance being prepaid, multiplied by a per annum interest rate equal to the difference between the then applicable Eurodollar Rate and the 360-day equivalent interest yield, as adjusted to reflect interest payments on a monthly basis (hereinafter called the "Reinvestment Rate"), on any U.S. Government Treasury obligations selected by the Lender, in its sole and absolute discretion, in an aggregate amount comparable to the portion of the Principal Balance being prepaid, and with maturities comparable to the next occurring Roll Over Date, calculated over a period of time from and including the date of prepayment to, but not including, such next occurring Roll Over Date. The Lender shall not be obligated or required to have actually reinvested the prepaid portion of the Principal Balance in any U.S. Government Treasury Obligations as a condition precedent to the Borrower being obligated to pay a Prepayment premium calculated in accordance with the provisions of this paragraph. If the then applicable Eurodollar Rate is equal to or less than the Reinvestment Rate no Prepayment premium shall be due. No Prepayment premium payable under this paragraph shall in any event or under any circumstances be deemed or construed to be a penalty. The Lender shall deliver to the Borrower a statement setting forth the amount and basis of determination of the Prepayment premium, if any, due in connection with a Prepayment of the Principal Balance. In the absence of manifest error, any such statement or the method of calculation set forth therein shall be binding and conclusive. The Borrower shall, upon the receipt of such statement and contemporaneously with any such prepayment of the Principal Balance, remit to the Lender the prepayment premium, if any, due in connection therewith, as calculated pursuant to the provisions of this paragraph. The Lender shall not be obligated to accept any prepayment of the Principal Balance unless it is accompanied by the Prepayment premium, if any, due in connection therewith. The provisions of this paragraph shall be applicable to any Prepayment of the Principal Balance in whole or in part.

      2.7   Repayment of Each Loan Subject to LIBOR Rate; Voluntary Repayment.

      2.7.1 Repayment of Each Loan Subject to LIBOR Rate. The Borrower shall repay to the Lender the unpaid principal amount of each Loan made hereunder, together with all accrued and unpaid interest thereon, on the last day of the Interest Period in respect of such Loan.

      2.7.2 Voluntary Repayment. The Borrower may make voluntary prepayments of the Principal Balance in whole, or in part, together with all interest and other sums then due and payable hereunder, upon not less than five Business Days' prior written irrevocable notice to the Lender specifying the amount to be prepaid and the intended date of prepayment, which date of prepayment shall not be more than forty-five days after the date of such notice. Any partial voluntary prepayment shall be in a minimum amount of at least $100,000. No partial voluntary prepayment of the Principal Balance shall be permitted if such partial prepayment would reduce the Principal Balance below $100,000. The portion of the Principal Balance specified in any such irrevocable notice of voluntary prepayment shall, notwithstanding anything to the contrary contained herein, be absolutely and unconditionally due and payable on the date specified in such notice.

      2.8 Payment and Computations. The Borrower shall make each payment hereunder and under the Demand Note not later than 11:00 a.m. (New York City time) on the day when due in U.S. dollars to the Lender at its address set forth on the signature page hereof. All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days elapsed. Each determination of an interest rate hereunder by the Lender shall be conclusive and binding for all purposes absent manifest error.

                                  ARTICLE III
                                  THE PLEDGE

      3.1 Grant of Security Interest. The Borrower hereby grants to the Lender, as security for the prompt and complete payment, observance and performance of the Liabilities, a security interest in the following:

                  (i) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments, subscription warrants and any other rights, options or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (ii) all additional shares of common stock issued by any of the Issuers and delivered from time to time by the Borrower to the Lender pursuant to this Agreement, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (the "Additional Shares"; the Pledged Shares and Additional Shares are sometimes referred to collectively as the "Pledged Securities"); and

                  (iii) all proceeds thereof (the Pledged securities, the property and interests in property described in Section 3.7 hereof, dividends and distributions payable with respect to the Pledged Securities pursuant to Section 3.5 hereof, and all proceeds of any of the foregoing, being hereinafter collectively referred to as the "Pledged Collateral").

The Borrower agrees to execute and deliver to the Lender (i) stock powers in the form of Exhibit 3.1 attached hereto and made a part hereof, appropriately endorsed in blank, with respect to the Pledged Securities,
(ii) powers of attorney relating to the sale and disposition of the Pledged 144 Shares, and (iii) such other documents of transfer as the Lender may from time to time reasonably request to enable the Lender to transfer or reregister any or all of the Pledged Securities into its name or the name of its nominee(s), including any Clearing Corporation or Custodian Bank, as defined in the Uniform Commercial Code in effect from time to time in New York State, and any nominee(s) thereof, which the Borrower agrees may be done at the Lender's sole discretion at any time before or after the payment is due on any of the Liabilities, and with or without notice to the Borrower (all of the foregoing are hereinafter collectively referred to as the "Powers").

      3.2 Perfection of Security Interest. The Borrower agrees (i) immediately to deliver to the Lender or the Lender's nominee all certificates evidencing any of the Pledged Collateral which may at any time come into the possession of such Borrower, (ii) to execute and deliver to the Lender such financing statements as the Lender may request with respect to the Pledged Collateral, and (iii) to take such other steps as the Lender may from time to time reasonably request to perfect the Lender's security interest in the Pledged Collateral under applicable law. The Borrower further agrees, at the request of the Lender, to use its best efforts to cause an Issuer to issue, in substitution for existing certificates evidencing any of the Pledged Collateral, one or more new certificates ("Substitute Certificate(s)") intended to evidence the Pledged Collateral evidenced by the certificates which are exchanged for the Substitute Certificate(s), and the Borrower shall immediately thereafter deliver such Substitute Certificates to the Lender, together with appropriate Powers. The Borrower agrees that this Agreement or a photocopy of this Agreement shall be sufficient as a financing statement.

      3.3 Further Assurances. The Borrower agrees that it will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other action as the Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof.

      3.4 Voting Rights. So long as the Lender shall not have demanded payment of amounts due on the Demand Note and hereunder and the Demand Note shall not have become automatically due without demand, the Borrower shall have the right to vote the Pledged Securities and exercise any voting rights pertaining to the Pledged Collateral and to give consents, ratifications and waivers with respect thereto, for all purposes not prohibited by the terms of this Agreement or the Demand Note. The Lender shall, at the request of the Borrower, provide the Borrower with appropriate proxies and any other documents necessary or appropriate to permit it to exercise the rights set forth in the preceding sentence. After the Lender shall have demanded payment of amounts due on the Demand Note or hereunder or the Demand Note shall have become automatically due without demand, the Lender shall be entitled, at the Lender's option exercisable by giving written notice to the Borrower, to exercise all voting powers pertaining to the Pledged Collateral, and to give, exclusively, consents, ratifications and waivers with respect thereto for all purposes. Such powers and rights will remain with the Borrower until and unless the Lender so exercises its rights hereunder.

      3.5 Dividends and Other Distributions. So long as the Lender shall not have demanded payment of amounts due on the Demand Note or hereunder and the Demand Note shall not have become automatically due without demand, the Borrower shall be entitled to receive all dividends and other distributions payable with respect to the Pledged Collateral. After the Lender shall have demanded payment of amounts due on the Demand Note or hereunder or the Demand Note shall have become automatically due without demand, such dividends and/or distributions shall be paid to the Lender and applied to the Liabilities then due and the Borrower shall, if the Lender shall so request, send a written notice to any or all of the Issuers as designated by the Lender (with a copy thereof sent to the Lender) no later than two Business Days after the Lender's request therefor instructing such Issuer or Issuers to remit all dividends and other distributions payable with respect to the Pledged Collateral to the Lender.

      3.6 Subsequent Changes Affecting Pledged Collateral. The Borrower represents to the Lender that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Lender shall have no responsibility or liability for informing it of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto; provided, however, that the Lender will forward to the Borrower at the address set forth on the signature page hereto any mailings or materials the Lender receives from the issuers of the Pledged Securities relating to such matters.

      3.7 Pledged Securities Adjustments. In the event that, so long as any amount shall be outstanding under the Demand Note or hereunder, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Issuers (including, without limitation, the issuance of additional equity securities of any Issuer), then the Lender shall have a security interest in (i) the number of additional equity securities of such Issuer required, if any, so that the Lender shall have a security interest in issued and outstanding equity securities of such Issuer having a Current Market Value as of the date of such change equal to or exceeding the Current Market Value of the Pledged Securities of that Issuer as of the Business Day immediately preceding such change and (ii) all non-equity securities issued to or acquired by the Borrower on account of the Pledged Securities by reason of any such change, and such shares or other securities shall become part of the Pledged Collateral.

      3.8 Collateral Loanable Value. In considering whether the Lender elects to advance credit to Borrower hereunder at any time or to forebear from demanding payment hereunder and under the Demand Note, the Lender will act on its sole and absolute discretion, which may, but need not, include consideration of the creditworthiness of the Borrower or the value of the Pledged Collateral. If the Lender does consider creditworthiness of the Borrower or the value of the Pledged Collateral in determining whether or not to advance credit or forebear from demanding payment hereunder or under the Demand Note, the Lender may consider, among other things, the fair market value of Pledged Collateral, the market capitalization of the Issuers of any Pledged Securities, the levels of trading volume of any Pledged Securities, as well as such other matters as the Lender may desire to consider. Even if the Pledged Collateral meets the Loanable Value criteria set forth below, the Lender may in its sole and absolute discretion decline to advance funds hereunder and it may at any time demand payment hereunder and on the Demand Note, but in no event will the Lender advance credit hereunder, or forebear from demanding payment hereunder and on the Demand Note if the amount due the Lender hereunder and under the Demand Note exceeds at any time or would, after giving effect to any proposed advance of funds or release of Pledged Collateral, exceed the Loanable Value, as defined below. In addition, "Loanable Value" as used herein does not constitute or reflect and shall in no event be deemed to constitute or reflect any agreement of the Lender concerning a sufficient or adequate level of collateral coverage, nor shall it be deemed to constitute any commitment or agreement of the Lender or advance any funds hereunder or to forebear from demanding payment of amounts due on the Demand Note or hereunder. The "Loanable Value" for each type of Pledged Collateral is the dollar equivalent of the aggregate Market Value (as defined below) of that type of collateral multiplied by its maximum loanable percentage ("Loanable Value Percentage") provided in the "Pledged Collateral Table" below, except that pledged securities with a Market Value of less than $5.00 per share shall be deemed to have no Loanable Value. The Market Value of (i) marketable securities shall be determined by reference to the most recent closing bid price reported by the applicable securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System or on such other basis as the Lender may reasonably determine and (ii) cash equivalents on any day shall be their market value as determined by reference to the most recent closing bid price reported by the applicable exchange or on such other basis as the Lender may reasonably determine. The Loanable Value for the pool of Pledged Collateral is the sum of the Loanable Value for each type of Pledged Collateral.


                           PLEDGED COLLATERAL TABLE

       TYPE OF PLEDGED COLLATERAL                  LOANABLE VALUE PERCENTAGE

1. Cash and cash equivalents consisting of         100% (remaining tenor
   insured certificates of deposit issued by          less than 12 mos.)
   a commercial bank that is a member of the       90% (remaining tenor
   Federal Reserve System                            equal to or greater
                                                        than 12 mos.)

2. Government Obligations (Direct or Guaranteed)
   a. Treasury bills and zeroes (remaining tenor
      less than 12 mos.)                                       100%
   b. Floaters and straights (remaining tenor
      less then 12 mos.)                                        95%
   c. Straights (remaining tenor equal to or
      greater than 12 mos. but less than 5 years)               90%
   d. Zeros (remaining tenor equal to or greater
      than 12 mos. but less than 5 years)                       85%
   e. Straights (remaining tenor equal to or
      greater than 5 years but less than 10 years)              85%
   f. Straights (remaining tenor equal to or
      greater than 10 years)                                    75%
   g. Zeros (remaining tenor equal to or greater
      than 5 years but less than 10 years)                      70%
   h. Zeros (remaining tenor equal to or greater
      than 10 years)                                            60%

3. State and municipal obligations (S&P rated BBB
   or higher)                                                   80%

4. Corporate Debt Obligations                                   90%
   a. Floaters with semi annual coupons (no tenor
      limitation)                                               90%
   b. Straights or zeros (remaining tenor less
      than 12 mos.)                                             90%
   c. Straights (remaining tenor equal to or
      greater than 12 mos. but less than 5 years)               85%
   d. Zeros (remaining tenor equal to or greater
      than 12 mos. but less than 5 years)                       80%
   e. Straights (remaining tenor equal to or
      greater than 5 years but less than 10 years)              80%
   f. Straights (remaining tenor equal to or
      greater than 10 years)                                    70%
   g. Convertibles                                              70%
   h. Zeros (remaining tenor equal to or greater
      than 5 years but less than 10 years)                      65%
   i. Zeros (remaining tenor equal to or greater
      than 10 years but less than 20 years)                     50%

5. New York Stock Exchange listed securities                    70%

6. American Stock Exchange listed securities                    60%

7. Marginable Over The Counter Listed Securities                50%

                                  ARTICLE IV
                              CONDITIONS OF LOANS

            The Lender shall in no event have any obligation or commitment to make any Loan hereunder and may in its sole and absolute discretion demand repayment of the amounts outstanding at any time. If Lender shall make any Loan hereunder, the Borrower shall, prior to the making of any such Loan::

            4.1 Prior to Initial Loans. Prior to the making of the initial Loan hereunder, the Lender shall have received the following, each dated as of the date hereof (except where not applicable), duly executed and in form and substance satisfactory to the Lender:

                  (a) a duly completed Demand Note payable to the order of the Lender;

                  (b) copies of all consents, licenses and approvals, if any, obtained by the Borrower in connection with the execution, delivery, performance, validity and enforceability of this Agreement and each of the Ancillary Documents; and all such consents, licenses and approvals shall be in full force and affect;

                  (c) a certificate of a general partner of the Borrower, addressed to the Lender and dated hereof, to the effect that, to the best of its knowledge and belief after due inquiry, (i) there exists no Event of Default, (ii) all representations and warranties of the Borrower contained in this Agreement or otherwise made in writing to the Lender in connection herewith by or on behalf of the Borrower are true and correct on and as of such date, with the same force and effect as if made on and as of such date, (iii) all of the conditions set forth in this Article IV have been satisfied on and as of such date, and (iv) after giving effect to the execution and delivery of this Agreement and the Ancillary Documents, the making of the initial Loans hereunder and the other transactions contemplated to be effected by this Agreement, the Borrower will be able to pay its debts as they mature and the Borrower will not be insolvent or have unreasonably small capital to conduct its present and prospective businesses, all in form and substance satisfactory to the Lender;

                  (d) a copy of the Partnership Agreement of the Borrower, as amended through the date hereof, certified by a managing general partner;

                  (e) copies of any document, if any, evidencing the approval by the Borrower's governing general partner or partners approving this Agreement, the Demand Note, the borrowings hereunder and all the Ancillary Documents being executed by the Borrower and delivered to the Lender;

                  (f) executed original copies of each of the Guaranties, executed by the respective Guarantors, together with all certificates, documents and instruments required in connection with each of such Guaranties;

                  (g) if requested by the Lender, UCC-1s covering the Pledged Collateral, executed by the Borrower as debtor, naming the Lender as secured party, in a form satisfactory for filing in the appropriate filing offices;

                  (h) an opinion of Cravath, Swaine & Moore, counsel to the Borrower and an opinion of Cravath, Swaine & Moore counsel to each of the Guarantors, in each case addressed to the Lender and covering such other matters as the Lender may reasonably request;

                  (i) such other certificates, opinions, documents and instruments confirming or otherwise relating to the transactions contemplated hereby as the Lender may reasonably request.

            4.2 Prior to Each Loan. At the time of the making each Loan, including the initial Loan (before as well as after giving effect to such Loan and to the proposed use of the proceeds thereof):

                  (a) the Lender shall have received the relevant notice of Borrowing;

                  (b)   there shall exist no Event of Default; and

                  (c) all representations and warranties contained herein and in the Ancillary Documents shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of such Loan, except as to any matters that have changed in accordance with or as permitted by this Agreement.

Each request for a Borrowing and the acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty by the Borrower, as of the date of the Loans comprising such Borrowing, that the conditions specified in subsections (b) and (c) of this Section 4.2 have been satisfied.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants as follows:

            5.1 Organization and Qualification. The Borrower (a) is a general partnership formed, existing and in good standing under the laws of the state of Delaware, (b) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign partnership and is duly authorized to do business in each jurisdiction wherein the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Borrower. The Borrower is not: (i) an "investment company" or a company controlled by an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Federal or State statute or regulation which limits its ability to incur Debt other than usury laws.

            5.2 Authority. The Execution, deliver and performance by the Borrower of this Agreement, the Demand Note and the Ancillary Documents and the transactions contemplated hereby and thereby are within the partnership power and authority of the Borrower, and have been authorized by all required action, and do not and will not contravene any provision of law, charter document, partnership agreement or contravene any provision of, or constitute an event of default or event which, with the lapse of time or the giving of notice, or both, would constitute an event of default under any other agreement, instrument or undertaking binding on the Borrower.

            5.3 No Conflict. The execution, delivery and performance by the Borrower of this Agreement and each of the Ancillary Documents do not contravene any law or contractual restriction binding on or affecting it and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Borrower's properties, except as contemplated hereby or thereby.

            5.4 Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement and each of the Ancillary Documents.

            5.5 Enforceability. This Agreement, the Demand Note and each of the other Ancillary Documents is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms.

            5.6 Legal Proceedings. There is no pending or threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which could adversely affect its financial condition or which purports to or could affect the legality, validity or enforceability of this Agreement, the Demand Note or any of the other Ancillary Documents.

            5.7 Margin. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the U.S. Federal Reserve System), and the proceeds of any Loan made hereunder will not be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose in violation of the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System as such are now and may from time to time hereafter be in effect.

            5.8 Title to Pledged Shares. The Borrower has good and marketable title to, and is the sole, direct, legal and beneficial owner of the Pledged Shares, free and clear of all liens, security interests and other charges or encumbrances, except those securing the Loan and those attached hereto as Exhibit 5.8.

            5.9 Authorization and Transferability. Each of the Pledged Shares has been duly authorized and is fully paid and non-assessable and, to the best of the Borrower's knowledge, transferable on the books and records of its Issuer. Set forth on Schedule 1 hereto is a statement setting forth the nature of the transaction in which the Borrower acquired the Pledged Shares.

            5.10 Current Market Value. As of the date hereof, the Pledged Shares have a Current Market Value of not less than $[number],

            5.11 Security Interest. Upon delivery of the Pledged Collateral to the Lender, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the prompt and complete payment, observance and performance of the Liabilities.

            5.12 Rule 144. Except as set forth on Exhibit 5.12, the Borrower has beneficially owned each of the Pledged 144 Shares for at least the three year holding period required under paragraph (k) of Rule 144 as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended ("SEC Rule 144") and the purchase price has been paid in full for at least three years and the sale by the Lender of any of the Pledged 144 Shares in accordance with the terms of this Agreement would qualify under paragraph (k) of SEC Rule 144 without compliance with paragraphs (c), (e), (f) and (h) of SEC Rule 144.

            5.13 Issuer Reporting. Except as set forth on Exhibit 5.13, each of the Issuers has been subject to the reporting requirements of
Section 13 of the Securities Exchange Act of 1934, as amended, for a period of at least ninety days prior to the date hereof and has filed all the reports required to be filed thereunder during the twelve months prior to the date hereof or such shorter period as it has been subject to such requirements.

            5.14 Stock Powers. The Powers are duly executed and the stock powers constitute valid endorsements in blank of the Pledged Securities under Section 8-308 of the Uniform Commercial Code.

            5.15 Issuers' Securities. Each of the Issuers has outstanding the equity securities set forth opposite their names below:


            Issuer                          Title of Class     No. of Shares
            ------                          --------------     -------------
Berkshire Hathaway Inc. - Class A             common stock        1,210,762
Penn Engineering and Manufacturing Corp.      common stock        6,969,577
Penn Engineering and Manufacturing Corp.     Class A common       1,707,082
Schweitzer-Mauduit International, Inc.        common stock       16,052,309
Thiokol Corp.                                 common stock       18,264,813

            5.16 Financial Statements. The Borrower has furnished to the Lender its (i) unaudited consolidated balance sheet as at December 31, 1995 and its unaudited consolidated statement of income, retained earnings and cash flow for the calendar year then ended, and related footnotes, and (ii) unaudited consolidating balance sheet and statement of income of the Borrower and its subsidiaries as at September 30, 1996 for the six-month period then ended. Such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its subsidiaries and the results of the operations of the Borrower and its subsidiaries for such periods.

            5.17 Guarantors' Net Worth. The aggregate net worth of the Persons party to Guaranties in full force and effect an any date upon which this representation is made is not less than $150,000,000.

            5.18 Changes. Since September 30, 1996, there have been no changes in the financial condition, business or results of operations of the Borrower or any of its subsidiaries or of any of the Guarantors, other than changes in the ordinary course of business, the effect of which have, individually or in the aggregate, been materially adverse to the Borrower and its subsidiaries taken as a whole, or, with respect to any such change affecting a Guarantor, to any such Guarantor.

            5.19 Use of Proceeds. The proceeds of Loans shall be used for the purpose of general investments and working capital of the Borrower, but not for the purchase or carrying of margin stock. The Borrower may from time to time make loans, from the proceeds of Loans hereunder, to its general partners and to other Persons the beneficial ownership of which other Persons are held solely by the Borrower and/or all of the Guarantors and provided that the use of proceeds of such loans conforms with the representations and warranties of the Borrower herein regarding the use of proceeds of loans made to it.

            5.20 Subsidiaries. At the date hereof, all the subsidiaries of the Borrower are listed on Exhibit 5.20 hereto which sets forth the total amount of capital stock issued and outstanding by each Subsidiary and the percentage of such capital stock owned beneficially and of record by the Borrower or a Subsidiary of the Borrower, as the case may be.

            5.21 Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the applicable minimum funding standards of ERISA and the Code with respect to each Plan and, to the beat of the knowledge of the Borrower's officers, are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

            5.22 Solvency. After giving effect to the execution and delivery of this Agreement and the Ancillary Documents, and the application of the proceeds of the Loans contemplated hereunder, the Borrower is and will be able to pay its debts as they mature, and the Borrower will not be insolvent or have unreasonably small capital to conduct its present and prospective businesses.

            5.23 Compliance with Laws. The Borrower and each of its subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, those relating to environmental matters.

            5.24 Taxes. The Borrower is and will continue to be taxable as a partnership and not as an association taxable as a corporation. The Borrower has filed all tax or information returns which are required to be filed and has paid all taxes, assessments and governmental charges that are due and payable except those that are being actively contested in good faith by the Borrower.

                                  ARTICLE VI
                              FURNISH INFORMATION

            The Lender shall in no event have any obligation or commitment to make any Loan hereunder and may in its sole and absolute discretion demand repayment of the amounts outstanding at any time. If the Lender shall make any Loan hereunder, until the Liabilities are paid in full the Borrower will in any event, unless the Lender shall otherwise consent in writing furnish to the Lender:

                        (i) as soon as available and in any event within 90 days after the end of each calendar year and within 45 days of the end of each calendar quarter, financial statements of the sort described in Section 5.16; provided, however, that if the Borrower shall, at any time so long as any amount shall be outstanding under the Demand Note or hereunder, have prepared audited balance sheets, statements of income and cash flow, then the Borrower will promptly furnish to the Lender copies of such audited financial statements, including the opinion of the Borrower's independent certified public accountants relating to such financial statements;

                        (ii) immediately upon the occurrence of an Event of Default, a statement setting forth the facts and circumstances of such Event of Default and specifying what actions the Borrower has taken as proposes to take to remedy such Event of Default;

                        (iii) together with the reports and statements described in clauses (i) and (ii) above, a certificate, dated as of the date such report or statement is delivered and signed by the Borrower, stating that no Event of Default or an event which, but for the mare lapse of time or the giving of notice or both, would constitute an Event of Default, existed on the date of such certificate;

                        (iv) within tan days of changing the location of its business, notify the Lender of the new location of its business; and

                        (v) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request, including, without limitation, any information relating to any materially adverse changes relating to the Borrower's employment and the Borrower's income, assets or liabilities, promptly upon the occurrence thereof.

                                  ARTICLE VII
                  DEMAND NOTE; EVENTS OF DEFAULT; ENFORCEMENT

            7.1 Demand Note; Events of Default. All Loans made by the Lender hereunder constitute demand Loans, payable in full at any time on the Lender's demand. Whether or not any event of default has occurred, any representation or warranty shall have been breached or any covenants set forth herein shall have been violated, the Lender may at any time in its sole and absolute discretion demand payment of amounts due under the Demand Note and hereunder and shall be under no obligation to forebear from making such demand. In the event of any such demand, the Demand Note, all interest thereon and all other amounts payable thereunder and under this Agreement shall be and become forthwith due and payable, without presentment, further demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, the occurrence of any of any of the following events shall be deemed to constitute an "Event of Default" for purposes of this Agreement and the Demand Note:

                  (a) The Borrower shall fail to pay any principal of the Note when the Lender shall demand payment thereof;

                  (b) The Borrower shall fail to pay any interest on the Note or any other amounts hereunder within five days of the date upon which the same becomes due and payable; or

                  (c) Any representation, warranty or statement made by the Borrower in this Agreement, or in any of the Ancillary Documents or by any Guarantor in any Guaranty, shall prove to have been incorrect in any material respect when made, whether on the date hereof, or upon the delivery of any Notice of Borrowing or notice of conversion to the LIBOR Rate; or

                  (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any Guarantor shall fail to perform any term, covenant or agreement contained in his or her Guaranty; or

                  (e) The Borrower or any of the Guarantors shall fail to pay any principal of or premium or interest on any Debt of the Borrower or such Guarantor, as the case may be, which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, it the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (f) The Borrower or any Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Guarantor seeking to adjudicate it or it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of the Borrower or such Guarantor, or either of their property or either of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for either of them or for any substantial part of either of their property and, in the case of any such proceeding instituted against either of them, either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, either of them or for any substantial part of either of their property) shall occur; or the Borrower or a Guarantor conceals, removes, or permits to be concealed or removed, any part of either of their property, with the intent to hinder, delay or defraud either of their creditors or any of them, or makes or suffers a transfer of any of either of their property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of either of their property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

                  (g) Any judgment or order for the payment of money in excess of $100,000 shall be rendered against the Borrower or any Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) there shall occur a material adverse change in the business, results of operations or condition (financial or otherwise) of the Borrower; or

                  (i) the occurrence of either of the following events with respect to Eric Ruttenberg: (A) his death; or (B) his withdrawal from or removal as a partner of the Borrower.

If any event described in clause (f) above shall occur with respect to the Borrower the Demand Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            7.2   Remedies of the Lender.

            7.2.1 Remedies Generally. Upon demand for payment under the Demand Note, or upon acceleration of the Demand Note without demand, the Lender shall have, in addition to any other rights given under this Agreement, the Demand Note or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. If any of the Pledged Collateral shall not be registered in the name of the Lender or the Lender's nominee, the Lender may, at its option transfer or register any or all of the Pledged Collateral into its or its nominee's name with or without indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Lender Shall have the power to take possession of any Pledged Collateral of which it does not then have possession and such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Lender or which the Lender shall otherwise have the ability to transfer under applicable law, the Lender may, in its Sole discretion, without notice except to the extent required in Section 7.2.2, after the Liabilities shall become due and unpaid, sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk on the part of the Lender and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever.

            7.2.2 Sale of Pledged Collateral. Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Lender will give the Borrower reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, any requirement of reasonable notice shall be met if three Business Days' notice of such sale or disposition is provided to the Borrower. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

            7.2.3 Restrictions on Sale. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after the Liabilities shall become due and payable, the Borrower agrees that the Lender may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Lender may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Lender, in its judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. It the Lender solicits such offers, then the acceptance by the Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral.

            7.2.4 Purchase by Lender. The Lender may, in its own name or in the name of a designee or nominee, buy all or any part of the Pledged collateral at any public sale and, if permitted by applicable law, buy all or any part of the Pledged Collateral at any private Sale.

            7.2.5 Proceedings by Lender. (i) The Lender shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the Ancillary Documents and (ii) the Lender may, either after entry of a judgment or decree or without entry of a judgment or decree, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Pledged Collateral or any portion thereof and to sell all or, from time to time, any of the Pledged Collateral under the judgment or decree of a court of competent jurisdiction.

            7.3 Distributions by the Lender of Collateral Proceeds. All amounts received by the Lender pursuant to the terms of this Agreement and the Guaranties shall be distributed upon receipt first, to the Lender until the Liabilities shall have been paid in full and, then, to the Borrower.

                                 ARTICLE VIII
                APPOINTMENT OF THE LENDER AS ATTORNEY-IN-FACT;
                        LIMITATION OF LENDER LIABILITY

            8.1 Attorney-in-Fact. The Borrower hereby appoints the Lender as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation,
(i) the execution and filing with the SEC and any applicable national securities exchange, in such Borrower's name and on its behalf, such Notices of Proposed Sale of Securities on Form 144 covering the Pledged Securities as Lender may deem appropriate if the Lender intends to sell any of the Pledged 144 Shares, and (ii) to receive, endorse and collect all instruments made payable to the Borrower representing any distribution, interest payment or other dividend distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and
(iii) to arrange for the transfer of the Pledged Collateral pursuant to
Article III. This power of attorney created under this Section 8.1, being coupled with an interest, shall be irrevocable for the term of this Agreement and thereafter as long as any of the Liabilities shall be outstanding, but shall not be deemed to authorize the Lender to take any action as the Borrower's attorney-in-fact which the Borrower could not be required to take hereunder.

            8.2   Limitation of Liability of the Lender

            8.2.1 Reliance. The Lender may conclusively rely and shall be protected in acting or refraining from acting upon any document, instrument, certificate, instruction or signature believed by it to be genuine and may assume and shall be protected in assuming that any Person purporting to give notice or instructions in accordance with this Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Lender shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any Person purporting to have executed any such document or instrument or have made any such signature or purporting to give any such notice or instructions.

            8.2.2 Acts, Omissions, etc. The Lender shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Lender's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Lender shall be under no obligation to take any steps necessary to preserve rights in the Pledged collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of the Borrower.

            8.2.3 Good Faith. The Lender shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                                  ARTICLE IX
                                 MISCELLANEOUS

            9.1 Effectiveness. This Agreement shall remain in full force and effect until all of the Liabilities shall have been paid and satisfied in full and the Demand Note shall have been terminated and canceled. The undertakings set forth in the Demand Note and the Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Liabilities is rescinded or must otherwise be returned as a result of the insolvency or bankruptcy of the Borrower, all as though such payment had not been made.

            9.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns. The Lender may assign to one or more banks or other entities all or a portion of its rights under this Agreement under the Demand Note and the Ancillary Documents. The Lender will give the Borrower no less than five Business Days' prior written notice of any such assignment. In the event of an assignment of all or a portion of its rights hereunder, the Lender may transfer and deliver all or a portion of the property then held by it as security hereunder and the assignee shall thereunder become vested with all the powers and rights herein given to the Lender with respect thereto. After any such assignment or transfer, the Lender shall be forever relieved and fully discharged from any liability or responsibility in the matter, and the Lender shall retain all rights and powers with respect to property not so transferred or delivered. The Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights hereunder and under the Demand Note. The Lender may in connection with any assignment or participation or proposed assignment or participation disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower, provided that prior to any such disclosure, the assignee or participant or proposed assignee or proposed participant shall agree to preserve the confidentiality of confidential information related to the Borrower received by it from the Lender.

            9.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to conflict of laws provisions) of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            9.4 Jurisdiction; Waiver of Jury Trial. THE BORROWER AND THE LENDER AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF OR CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM (IN CONNECTION WITH THIS AGREEMENT) SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT THE BORROWER AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY JURISDICTION IN ORDER TO ENABLE THE LENDER TO SEIZE ON THE PLEDGED COLLATERAL OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. THE BORROWER SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER TO REALIZE ON ANY OF THE PLEDGED COLLATERAL. THE BORROWER WAIVES, IN ALL DISPUTES, ANY OBJECTION THAT THE BORROWER MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE. THE BORROWER AND THE LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT.

            9.5 Other Waivers. The Borrower hereby waives any requirement of diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Liabilities, the benefit of any statutes of limitation, and all demands whatsoever, and covenants that this Agreement will not be discharged.

            9.6 Notices. Any notice or other communication herein required or permitted to be given shall be in writing (including facsimile communication) and may be personally served, telecopied or sent by courier service or United States mail. All such notices and communications shall, when served, telecopied, delivered or mailed, be effective when served, confirmed by telecopied acknowledgment, delivered, or three Business Days after being deposited in the United States mail (registered or certified mail, with postage prepaid and properly addressed), respectively. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.6) shall be as set forth below such party's name on the signature pages hereof or at such other address as may be designated by such party in a written notice to the other party.

            9.7 Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            9.8   Costs, Expenses, Taxes and Indemnity.

            9.8.1 Payment by Borrower. The Borrower agrees to pay on demand all reasonable costs, fees and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Demand Note, and the Ancillary Documents including, without limitation, (i) all costs, fees and expenses incurred by the Lender or for which the Lender has become obligated, in connection with the maintenance, inspection, verification and/or valuation of the Pledged Collateral and the perfection of the Lender's interest in such Pledged Collateral, including, without limitation, any fees for filing under the Uniform Commercial Code of any relevant jurisdiction and (ii) the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, the Demand Note and the Ancillary Documents. The Borrower agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Demand Note, the other Ancillary Documents and the other documents to be delivered hereunder or thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of Lender's rights hereunder. The Borrower agrees to pay, indemnify and to hold the Lender harmless from any and all recording and filing fees, and other liabilities with respect to stamp, excise or other taxes, if any (other than taxes imposed on all or any portion of the overall net income of the Lender by the State of New York, or the Federal government or by any political subdivision or taxing authority of the State of New York or the Federal government) which may be payable in connection with the execution and delivery of, or consummation of the transactions contemplated by this Agreement or any of the Ancillary Documents or any amendment, modification, supplement thereto or consent or waiver given in connection therewith.

            9.8.2 Indemnity. The Borrower further agrees to defend, protect, indemnify and hold harmless the Lender, each affiliate of the Lender and each of the officers, directors, employees, agents and co-agents of the Lender (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated as a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Demand Note, any of the other Ancillary Documents or the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Matters"); provided, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified matters caused by or resulting from the gross negligence or the willful misconduct of that Indemnitee.

            9.9 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default or (ii) the declaration by the Lender to the effect that the Demand Note is due and payable, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Demand Note, and any of the other Ancillary Documents, whether or not the Lender shall have made any demand under this Agreement or the Demand Note and although such obligations may be unmatured. Lender agrees promptly to notify the Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 9.9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

            9.10 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            9.11 Section Readings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                    TINICUM INVESTORS


                                    By: /s/ Eric M. Ruttenberg
                                       ------------------------------------
                                       Eric M. Ruttenberg,
                                       Managing General Partner

                                    Notice Address
                                    990 Stewart Avenue
                                    Garden City, NY 11530
                                    Facsimile: (516) 222-2902

                                    Employer ID No.: 13-3800339

CITIBANK, N.A.


By: /s/ Nicholas Rippolone
   ------------------------------
   Name:  Nicholas Rippolone
   Title: V.P.

Notice Address
Private Banking Group
Citibank, N.A.
153 East 53rd Street
New York, New York 10043
Attention:  Nicholas Ripollone
Facsimile:  (212) 308-5183





                Schedule 1 to Demand Loan and Pledge Agreement
                           Dated as of March 5, 1997
                         Description of Pledged Shares


         Schedule 1 to Demand Loan and Pledge Agreement - Tinicum
                         Investors/Citibank, N.A.

                     Description of Pledged Collateral

                                     Number                                      Exchange
                                       of           % of                       Relationship
    Issuer and Stock        Par      Pledged     Outstanding     How Shares      to Issuer
     Certificate No.       Value    Securities      Class      Were Acquired      Listed
--------------------       -----    ----------   -----------   -------------   ------------
Berkshire Hathaway,        $5.00       30            .01        open market        NYSE
Inc.-Class A                                                    purchases

Penn Engineering and       $1.00       70,000        1          open market        NYSE
Manufacturing                                                   purchases
Corp.-Common Stock

Penn Engineering and       $1.00       25,700        1.5        open market        NYSE
Manufacturing                                                   purchases
Corp.-Class A Common

Schweitzer-Mauduit         $0.10      287,200        1.8        open market        NYSE
International, Inc.                                             purchases

Thiokol Corp.              $1.00       20,000       0.11        open market        NYSE
                                                                purchases




                             Exhibit 2.2
                 to Demand Loan and Pledge Agreement
                      dated as of March 5, 1997

Citibank, N.A., Private Bank
153 East 53rd Street - 18th floor
New York, NY 10043
Attention:  Nicholas Ripollone

            RE: Notice of Borrowing under Demand Loan and Pledge Agreement (the "Agreement") dated as of March 5, 1997 between Citibank, N.A. and Tinicum Investors

Ladies/Gentlemen:

            Pursuant to Section 2.2.1 of the Agreement, the undersigned hereby irrevocably requests a [Base Rate Loan/LIBOR Loan] in the amount of $_________ to be made on __________, 19__. Please make proceeds of the Loan, other than proceeds being applied to roll over a prior Loan, available to us at the following Citibank, N.A. account: _________________.

            [For LIBOR Loans only:] The Interest Period applicable to said Loan will be ______________.

            The proceeds of said Loan will be used for ___________________.

            As of the date hereof and after giving effect to the Loan requested hereby, the aggregate principal amount of Loans outstanding will be $____________. After making the Loan hereby requested, the Principal Balance will not exceed the $10,000,000.

            All representations and warranties contained or referred to in the Agreement and in the Ancillary Documents are true and accurate on and as of the date hereof except as to any matters that have changed in accordance with or as permitted by the Agreement and no Event of Default, and no event which, but for the mere passage of time or the giving of notice or both, would constitute an Event of Default, has occurred and is continuing. All capitalized terms used in this letter have the meaning given to such terms in the Agreement.

                                         TINICUM INVESTORS


                                         By:________________________________
                                            Title:

Date:  _____________ ___, 199_






                             Exhibit 3.1
                                 to
                  Demand Loan and Pledge Agreement
                      dated as of March 5, 1997

              Form of Stock Power and Power of Attorney


                             STOCK POWER


FOR VALUE RECEIVED, _______________________________________________________
                               PLEASE INSERT SOCIAL SECURITY OR
                                            OTHER
                                IDENTIFYING NUMBER OF ASSIGNEE

hereby sell, assign and transfer unto ______________________________________

____________________________________________________________________________

____________________________________________________________________________

(_______) Shares of the ____________ Capital Stock of ______________________

_______________________________________________ standing in my (our) name(s)

on the books of said Corporation represented by Certificate(s) No(s) _______

herewith, and do hereby irrevocable constitute and appoint _________________

______________________________________________________ attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated ___________________


                                           _____________________________


In presence of


_____________________________




                          POWER OF ATTORNEY

            The undersigned, TINICUM INVESTORS, does hereby constitute a nd appoint Citibank, N.A. and any officer or agent of Citibank, N.A., with full power of substitution, its true and lawful attorney and agent to execute and file with the Securities and Exchange Commission and any applicable national securities exchange, in its name and on its behalf, such Notices of Proposed sale of Securities on Form 144 securities owned by the undersigned and pledged by the undersigned to Citibank, N.A. for the purpose of notifying the Securities and Exchange Commission of Citibank, N.A.'s intention to sell securities for the undersigned's account in reliance on Rule 144 promulgated under the Securities Act of 1933, as amended, and the undersigned does hereby ratify and confirm as its own act and deed all that any such attorney and agent shall do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned has hereunto executed this power of attorney this ___ day of March 5 , 1997.


                                         ________________________________
                                         Name:


Signed and sworn to
before me this ___ day
of March 5, 1997.


____________________________
       Notary Public





                               Exhibit 5.8
                                   to
                    Demand Loan and Pledge Agreement
                        dated as of March 5, 1997

               Liens, Security Interest and Other Charges or
                       Encumbrances on Pledged Shares
               ---------------------------------------------

                                NONE





                            Exhibit 5.12
                                 to
                  Demand Loan and Pledge Agreement
                      dated as of March 5, 1997

             Pledged 144 Shares Not Held for Three Years
             -------------------------------------------

                                NONE



                            Exhibit 5.13
                                 to
                  Demand Loan and Pledge Agreement
                      dated as of March 5, 1997

     Issuers Not Reporting Under Securities Exchange Act of 1934
     -----------------------------------------------------------

                                NONE




                            Exhibit 5.20
                                 to
                  Demand Loan and Pledge Agreement
                      dated as of March 5, 1997

                List of Subsidiaries of the Borrower
                ------------------------------------

Palace Court Limited, a corporation organized under the laws of England.




                   FORM OF DEMAND PROMISSORY NOTE


U.S. $10,000,000                     Dated:                    , 1997

            FOR VALUE RECEIVED, the undersigned, TINICUM INVESTORS, a general partnership organized under the laws of the state of Delaware (the "Borrower"), HEREBY PROMISES TO PAY ON DEMAND to the order of CITIBANK, N.A. (the "Lender") the aggregate unpaid principal amount of all advances made hereunder pursuant to the Demand Loan and Pledge Agreement dated as of March 5, 1997 (as the same may be amended, supplemented, or otherwise modified from time to time, the "Loan Agreement") between the Borrower and the Lender. Capitalized terms used in this Demand Note and not herein defined have the meanings ascribed to them in the Loan Agreement.

            The Borrower promises to pay interest on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as shall be calculated pursuant to the Loan Agreement.

            Both principal and interest are payable in lawful money of the Unite d States of America to the Lender's account at Private Bank, 153 East 53rd Street, 18th floor, New York, New York 10043, or such other address as Lender shall designate in writing from time to time to Borrower, in same day funds.

            This Demand Promissory Note is the Demand Note referred to in, and is entitled to the benefits of, including, without limitation, the security provided for by, the Loan Agreement. The Loan Agreement, among other things, contains provisions for payment of amounts due hereunder upon demand by the Lender made in its sole and absolute discretion at any time, for automatic acceleration of the maturity hereof upon the happening of certain stated events, for repayment and prepayments on account of principal hereof prior to the maturity hereof, and also for the payment of certain other amounts in certain events, all upon the terms and conditions therein specified.

            Presentment, demand, protest and other notice of any kind are her eby expressly waived.

                                    TINICUM INVESTORS


                                    By: ___________________________________
                                        Name:
                                                            General Partner





                            SCHEDULE TO PROMISSORY DEMAND NOTE OF TINICUM
                          INVESTORS PAYABLE TO THE ORDER OF CITIBANK, N.A.

Date               Amount        Base or         Interest       Interest        Amount       Notation
                  of Loan         LIBOR            Rate          Period          Paid        Made By
------------    ------------   ------------    ------------   ------------    ----------    ----------
------------    ------------   ------------    ------------   ------------    ----------    ----------

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




                           DEMAND PROMISSORY NOTE


U.S. $10,000,000                                Dated:  March 5, 1997

            FOR VALUE RECEIVED, the undersigned, TINICUM INVESTORS, a general partnership organized under the laws of the state of Delaware (the "Borrower"), HEREBY PROMISES TO PAY ON DEMAND to the order of CITIBANK, N.A. (the "Lender") the aggregate unpaid principal amount of all advances made hereunder pursuant to the Demand Loan and Pledge Agreement dated as of March 5, 1997 (as the same may be amended, supplemented, or otherwise modified from time to time, the "Loan Agreement") between the Borrower and the Lender. Capitalized terms used in this Demand Note and not herein defined have the meanings ascribed to them in the Loan Agreement.

            The Borrower promises to pay interest on the principal amount hereo f from time to time outstanding from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as shall be calculated pursuant to the Loan Agreement.

            Both principal and interest are payable in lawful money of the Unite d States of America to the Lender's account at Private Bank, 153 East 53rd Street, 18th floor, New York, New York 10043, or such other address as Lender shall designate in writing from time to time to Borrower, in same day funds.

            This Demand Promissory Note is the Demand Note referred to in, and i s entitled to the benefits of, including, without limitation, the security provided for by, the Loan Agreement. The Loan Agreement, among other things, contains provisions for payment of amounts due hereunder upon demand by the Lender made in its sole and absolute discretion at any time, for automatic acceleration of the maturity hereof upon the happening of certain stated events, for repayment and prepayments on account of principal hereof prior to the maturity hereof, and also for the payment of certain other amounts in certain events, all upon the terms and conditions therein specified.

            Presentment, demand, protest and other notice of any kind are her eby expressly waived.

                                    TINICUM INVESTORS


                                    By: /s/ Eric Ruttenberg
                                       -------------------------------------
                                       Name:
                                                            General Partner